Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of General Moly, Inc. of our report dated May 4, 2020 relating to the consolidated financial statements of General Moly, Inc., which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the United States Securities and Exchange Commission on May 4, 2020 and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Denver, Colorado
May 5, 2020